Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266668 on Form S-3 and Registration Statement Nos. 333-258383 and 333-265443 on Form S-8 of our report dated March 6, 2023, relating to the financial statements of Rallybio Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

March 6, 2023